EXHIBIT 99.1

October 12, 2007

FOR IMMEDIATE RELEASE

Caterpillar Announces Retirement of Group President Gerald L. Shaheen,
Appointment of Richard P. Lavin and Edward J. Rapp as Group Presidents and
Realignment of Executive Office Responsibilities
Changes reflect global growth and expansion of Caterpillar’s Business

PEORIA, Ill.— Caterpillar Inc. (NYSE: CAT) announced today that group president Gerry Shaheen has elected to retire effective February 1, 2008.  The company also announced that Caterpillar’s Board of Directors has appointed Rich Lavin and Ed Rapp as group presidents, joining the company’s Executive Office. Lavin and Rapp’s appointments will be effective December 1, 2007.

“Gerry’s leadership has been exceptional, and on behalf of everyone at Team Caterpillar, I want to thank him for more than 40 years of distinguished service with the company and within our industry,” said Caterpillar Chairman and CEO Jim Owens.  “Over the course of his career, Gerry has provided key leadership for our global marketing organizations and across Caterpillar’s wide range of machine and engine products. He has also worked to strengthen and build critical relationships with our entire global dealer network.  In addition, Gerry has set an example in the communities where he has lived by offering his time and talent to organizations outside of Caterpillar.”

Rich Lavin Named Group President
Since 2001, Lavin has been a Caterpillar vice president, serving as Human Services Division vice president until 2004 when he was named vice president with responsibility for Caterpillar’s Asia Pacific Manufacturing Operations.  Owens cited Lavin’s broad-based, global business experience and leadership in announcing his selection as a Caterpillar group president.

“Rich Lavin embodies Caterpillar’s commitment to a values based culture that is the foundation for our success with the products we make and the services we provide to our customers,” said Owens.  “As Caterpillar expands its focus on the rapidly emerging Asia Pacific markets, Rich’s deep experience across Asia will be critical to our continued growth and success.”

Lavin joined Caterpillar in 1984 as an attorney in what is now the Legal Services Division.  In addition to his current position in Beijing, China, Lavin has held senior positions in Hong Kong, Bangalore, India and Tokyo, Japan. Previously he was a product manager in the Track-Type Tractors Division, a director of Corporate Human Relations and director of Compensation and Benefits.

Ed Rapp Named Group President
Since 2000, Rapp has been a Caterpillar vice president, serving as the head of the Europe-Africa-Middle East (EAME) Marketing Division until 2004 when he was named vice president with responsibility for the Building Construction Products Division (BCP).  Owens noted Rapp’s strong commercial, operations and finance background in naming him a Caterpillar group president.

“In senior positions in the United States, Africa and Europe, Ed Rapp has demonstrated the vision and business skills that will make him a critical part of Caterpillar’s executive office,” said Owens.  “We have set bold goals for 2010 and beyond, and Ed’s leadership at this senior level will help Team Caterpillar achieve those goals.”

Rapp joined Caterpillar as a pricing analyst in 1979.  Over the next several years, he held positions related to pricing and production scheduling. In 1987, he became division manager of Planning Support for the North American Commercial Division (NACD) and later was named district manager of the San Francisco district.  In the 1990s, he served as the area manager in Johannesburg, South Africa, was department manager in Building Construction Products in Geneva, Switzerland and was then named a regional manager based in Geneva.

Executive Office Realignment
Reflecting Caterpillar’s global business growth and continued expansion of its service businesses, Caterpillar is announcing a realignment of its Executive Office.  There will now be six group presidents reporting directly to Chairman and CEO Jim Owens.

“Since 2002, we have more than doubled the size of our company,” said Owens. “The addition of a group president aligns well with our enterprise strategy which calls for continued growth in key emerging markets and greater opportunities for the expansion of Caterpillar’s service businesses.  Our executive team has more than 200 years of Caterpillar experience covering every region of the world.  This gives Caterpillar unparalleled depth as we respond to the needs of our global customer base.”

Biographical Information

Richard P. Lavin
In April 2004, the Caterpillar Board of Directors elected Rich Lavin vice president of manufacturing operations for the Asia Pacific Division.  In this role he serves as Chairman of Shin Caterpillar Mitsubishi Ltd. and Chairman of Caterpillar (China) Investment Co., Ltd.  He has administrative responsibility for manufacturing operations in the region, including facilities in China, India, and Indonesia.  Lavin is a broad-based business leader, with experience in legal, marketing, product management and service center operations. Previously, Lavin was vice president of Caterpillar’s Human Services Division.

He joined the company in 1984 as an attorney in what is now the Legal Services Division; served in numerous positions in the company's Asian and Latin American operations and was a product manager in Track-Type Tractors.  He was director of Corporate Human Relations and director of Compensation and Benefits.

Lavin has a bachelor's degree from Western Illinois University and law degrees from Creighton University and Georgetown University.  He also completed a Brookings Institute program.

Edward J. Rapp
Ed Rapp is vice president of Caterpillar's Building Construction Products (BCP) Division, based in Cary, N.C. He has responsibility for the global product development and manufacturing of Caterpillar's Building Construction Products.

Rapp joined Caterpillar as a pricing analyst in 1979.  Over the next several years, he held positions related to pricing and production scheduling. In 1987, he became division manager of Planning Support for the North American Commercial Division (NACD) and later was named district manager of the San Francisco district.  In the 1990s, he served as the area manager in Johannesburg, South Africa, was department manager in Building Construction Products in Geneva, Switzerland and was then named a regional manager based in Geneva.  Previously, Rapp was vice president of the Europe-Africa-Middle East (EAME) Marketing Division.

He has a B.A. in finance from the University of Missouri-Columbia and is a graduate of the University of Illinois Executive Development program. He is a board member of the Mitsubishi/Cat Forklift JV and for NC State University, College of Management. He is also on the Board of Advisors for the Raleigh Chamber of Commerce.

Gerald L. Shaheen
Gerry Shaheen is a group president of Caterpillar Inc. in Peoria, Illinois. He has responsibility for the design, development, and production of Caterpillar’s large construction and mining equipment, as well as the company’s U.S. operations division. He is also responsible for marketing and sales operations in North America, Caterpillar’s global mining business, Caterpillar’s components business, and Caterpillar’s research and development division.

Since joining the company in 1967, Shaheen has held numerous marketing and management positions, both in the United States and Europe, and at one time had responsibility for Caterpillar’s business in Europe, Africa, the Middle East, and the former Soviet Union. While living overseas, Shaheen was active in several international organizations. He was elected a vice president of Caterpillar with responsibility for engine marketing and administration in 1995 and assumed his current position in November 1998.

Shaheen received his bachelor’s degree in business administration from Bradley University in 1966 and an MBA from Bradley in 1968. He has served the University in several capacities, including president of the Alumni Association and currently as Chairman of the Board of Trustees. He was recognized as Distinguished Alumnus in 1993 and inducted into the Centurion Society that same year. He completed the Tuck Executive Program at Dartmouth College in 1988.

Shaheen is a Board member of the Association of Equipment Manufacturers (AEM); a Board member and immediate past Chairman of the U.S. Chamber of Commerce; and a Board member of the National Chamber Foundation and the Mineral Information Institute, Inc. He also serves on the Board of Directors of AGCO Corporation, Ford Motor Company, and National City Corporation. In Peoria, Shaheen serves on the Board of Trustees of the National Multiple Sclerosis Society, Greater Illinois Chapter, and Peoria NEXT.

For more than 80 years, Caterpillar Inc. has been making progress possible and driving positive and sustainable change on every continent. With 2006 sales and revenues of $41.517 billion, Caterpillar is the world's leading manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines. The company also is a leading services provider through Caterpillar Financial Services, Caterpillar Remanufacturing Services, Caterpillar Logistics Services and Progress Rail Services. More information is available at http://www.cat.com/.

Caterpillar Contact:
Jim Dugan
Corporate Public Affairs
309-494-4100 (o)
309-360-7311 (m)
dugan_jim@cat.com